FOURTH AMENDMENT TO
                      EMPLOYMENT AGREEMENT


                   This Fourth Amendment is entered into
effective January 1, 1996, between MLX CORP., a Georgia corporation("MLX"), and BRIAN R. ESHER ("Esher").

               WHEREAS, MLX and Esher entered into that certain Employment Agreement, effective as of February 10, 1991, that certain First Amendment to the Employment Agreement, effective as of March 27, 1993, that certain Second Amendment to the Employment Agreement, effective as of January 1, 1994, and that certain Third Amendment to the Employment Agreement, effective as of January 1, 1995 (as amended, the "Agreement"); and

               WHEREAS, MLX and Esher desire to continue the employment relationship;

                THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Esher and MLX hereby agree to extend the term of the Agreement through December 31, 1996, and to amend it as follows:

                1. Amendment to Section 2. Section 2 of the Agreement is hereby amended to reflect the extension of the term of the Agreement through December 31, 1996, by deleting the reference to December 31, 1995, and substituting "December 31, 1996" in lieu thereof.

               2. Amendments of Section 3. Section 3.B of the Agreement is hereby amended by deleting the number "125,000" and substituting in lieu thereof the number "12,000."

                      Section 3.C. of the Agreement is hereby
deleted in its entirety.

                      Section 3.F. of the Agreement is hereby
amended by deleting subclauses (i) and (ii) thereof and adding new subclauses (i) and (ii) as follows:

              "(i) if at any time during the term of this Agreement, MLX purchases or receives by transfer or conveyance all or substantially all of the capital stock of, or all or substantially all of the assets of, a corporation, partnership or other business entity to operate as a subsidiary (any such event being referred to herein as the "Acquisition"), and the Acquisition directly results in an increase in the duties and responsibilities of Esher, then anything in this Agreement to the contrary notwithstanding, the amount of Esher's base salary for the remainder of the term of this Agreement, commencing immediately upon the Acquisition, shall be subject to an increase commensurate with Esher's additional duties and responsibilities as shall be negotiated and agreed upon by Esher and the Compensation Committee of MLX.

                      (ii)  In the event of an Acquisition, the
Compensation Committee of MLX will consider implementing an annual bonus payable to Esher, any such bonus to be calculated on a pro-rata basis commencing immediately upon the Acquisition, the implementation of any such bonus to be negotiated with and agreed upon by Esher."

                        3.     Entire Agreement.  Except as
provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

                        4.     Governing Law.  This Amendment has
been executed and delivered in the State of Georgia, and the validity and effect of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                        5.     Counterparts.  This Amendment may
be executed in one or more counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute one and the same agreement.

                         IN WITNESS WHEREOF, the undersigned have
executed this Fourth Amendment effective as of the day and year first above written.

                         MLX CORP.

            By: ________________________
                Thomas C. Waggoner






                ______________________________
                Brian R. Esher